Exhibit 10.8

A D V O K A T E R N E
N E M E T H  & S I G E T T Y  A / S
C B R - n o.   1 7 0 2 2 2 4 5

F R E D E R I K S G A D E   2 1  .  · D K - 1 2 6 5   C O P E N H A G E N   .  T E L E P H O N E (+ 4 5) 3 3 1 3 3 3 4 4

File no.  19510 OS/jsh

APPENDIX A

to

DEVELOPMENT AGREEMENT

of

24 February 2016

(The Agreement) between
iDeal Development ApS
(the Company)

and

NABUfit Global ApS
(the Client)

Until otherwise agreed by the parties, the Company will be remunerated, inter alia, as follows, cf. The Agreement:

1.

According to the Agreement's item 4.1, the Company shall receive shares in NABUfit Global, Inc. of DKK
25,000, including VAT (one-off payment).

In addition, the Company shall receive, per invoiced hour, shares in NABUfit Global, Inc.  of DKK  250, including VAT (in return, only an additional DKK 500, plus VAT, will be invoiced per hour).

2.

Each share delivered to the Company has a nominal value of USD 0.0001 and priced at USD 1.75.
The DKK/USD rate is set at 670, so that USD 1 = DKK 6.70.

3.

Sample calculation:

DKK 25,000 is equivalent to USD 3,731.35, which corresponds to 2.133 (2.132.2) shares at a nominal value of USD 0.0001.

4.

Each quarter, the parties shall resolve the amount (how many hours) shall be remunerated through shares, after which the Company will issue corresponding invoices, including VAT, to the Client. The Client shall then arrange to have share certificates issued to the Company for an equivalent number of shares.

-oOo-

Accepted: 15/03/2016	Fredericia, date / 2016